UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2010
Date of Report (Date of earliest event reported)

cMoney, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-145743	75-3260546
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., 5th Floor
Sugar Land, Texas  77478
(Address of principal executive offices) (Zip Code)

(713) 589-5393
(Registrant’s telephone number, including area code)

N/A
 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective July 27, 2010, the Company’s name has been changed from Bonfire Productions, Inc. to cMoney, Inc. and its ticker symbol has been changed from “bnfr” to “cmey”.

As previously disclosed in the Company’s Schedule 14C Information Statement, the Company’s Articles of Incorporation and Bylaws have been amended effective as of July 27, 2010.  The Company’s Board of Directors has set July 30, 2010 as the record date for the planned three-for-one stock split which will be completed by paying a dividend of two shares of the Company’s common stock to each holder of the Company’s common stock as of the close of business on Friday, July 30, 2010.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective today, the Company has retained Adam Boris as a new Chief Operating Officer of the Company and John Shin as a new Chief Investment Officer.  Concurrent with the retention of these new officers, William Watson, formerly Chief Operating Officer of the Company, is being promoted to Chief Executive Officer and Jennifer Pharris is stepping down as Chief Executive Officer, Chairman of the Board of Directors and Secretary. Director Larry Wilson has become Chairman of the Board and Secretary.
With these changes, our management team and Board are as follows:

Name	Age	Principal Positions With Us
William T. Watson	52	Chief Executive Officer
Adam Boris	49	Chief Operating Officer
David R. Johnson	60	Chief Financial Officer
Thomas Shaw	40	Senior Vice President of Marketing, Chief Marketing Officer
Jamal Khawaja	36	Chief Technology Officer
John Shin	41	Chief Investment Officer

Melvin Tekell	82	Director
Larry Wilson	65	Chairman of the Board and Secretary

Adam Boris has over 20 years of experience in the wireless and consumer electronics industries.  Since January 2006 he has operated his own consulting firm supporting worldwide operations of wireless companies entering into new markets.  From 2007 to present he also served as Interim Chief Operating Officer for TLeMaz.  From March 2003 through September 2005 Mr. Boris was Senior Vice President of Operations at DBS Communications.  Prior to that he served as an engineer for Northrop from 1989 to1992, as Lead Engineer for Motorola from 1988 to 1992 and  for Ameritech from 1992 to 2000 in such capacities as GM-Technical Planning (1997-2000), Director-Advanced Cellular Technology(1994-1997) and Director-RF Planning(1993-1994). Mr. Boris is experienced in successful launches of new products and services for clients in areas such as wireless data, 3G networks and smart card applications. He has written successful business plans, raised venture capital funding and implemented start up operations.

Mr. Boris holds a BS-Electrical Engineering and an MS-Electrical Engineering both from the University of Illinois, Champaign-Urbana. In addition he holds an MBA from the Kellogg Graduate School of Management at Northwestern University.

John Shin joins us from Morsetone Group, where he served as President and the Executive Director for MCFI’s International Investment Division since February 2001.  He has over 20 years experience in asset management, investment banking, private equity and corporate management.  From 2006 to present, Mr. Shin served as Chairman and Chief Executive Officer of Neupara Corporation.   From 2002 to 2006 he served as President for MC2E Inc.

Since 1997, he successfully raised over $1 billion in public and private financings for his portfolio and client companies in media and communications, technology, and financial institution sectors.  During his tenure at Edison Venture Fund as Principal and Vice President from 1992 to 2002, he led the investments and fund management activities for his portfolio companies in the Mid-Atlantic region.  Previously, Mr. Shin was the lead research analyst at Bank of America Securities (formerly Montgomery Securities) from 1997 to 1998 covering the wireless services industry and served as an investment banker in media and communications sectors at Legg Mason from 1998 to 1999.  Earlier experiences include management roles with Omnipoint from 1994 to 1997.  As Director of Corporate Development from 1995 to 1997 and Senior Manager of Network and Site Management from 1994 to 1995, he became an integral member of the corporate team to acquire real estate assets and FCC spectrum license that became the basis to launch the first GSM cellular network in the United States.

Mr. Shin has an MBA degree from the Owen Graduate School of Management at Vanderbilt University and is a distinguished military graduate from Loyola College.

Item 1.01. Entry into Definitive Material Agreement.

Effective upon his promotion to Chief Executive Officer, Mr. Watson’s base salary is being increased from $250,000 per year to $275,000 per year.

New Employment Agreements with Adam Boris and John Shin

The Company entered into an employment agreement with Mr. Shin on July 23, 2010 and effective as of September 1, 2010, which is substantially similar to the employment agreements the Company has with its other executive officers.  The Employment Agreement provides Mr. Shin with compensation in the form of an annual base salary of $215,000, a potential bonus, restricted stock, severance pay and excise tax gross-up, and with benefits, including, without limitation, 401(k) plan participation and health, life and dental insurance.

In addition, under his employment agreement, the Company will grant to Mr. Shin a restricted stock award of 250,000 shares of Common Stock, as soon as possible after adoption of an Equity Incentive Plan, with 50,000 of such restricted shares vesting immediately upon grant.  The remaining shares of Mr. Shin’s restricted stock award vest according to the following schedule: 50,000 shares vest on December 31, 2010; 75,000 shares on December 31, 2011; and 75,000 shares on December 31, 2012. Notwithstanding the forgoing, provided that if, at any time prior to December 31, 2010, the price of the Company’s Common Stock closes above $0.20 per share for a period of 30 consecutive trading days, then 75,000 of such shares will immediately vest; and 50,000 shares vest on December 31, 2011, provided that if, at any time prior to December 31, 2011, the price of the Company’s Common Stock closes above $0.35 per share for a period of 30 consecutive trading days, then 25,000 of such shares will immediately vest.  All unvested shares will immediately vest on the date of a change in control.

The Company entered into an employment agreement with Mr. Boris on July 26, 2010 and effective as of September 1, 2010, which is substantially similar to the employment agreements the Company has with its other executive officers.  The Employment Agreement provides Mr. Boris with compensation in the form of an annual base salary of $235,000, a potential bonus, restricted stock, severance pay and excise tax gross-up, and with benefits, including, without limitation, 401(k) plan participation and health, life and dental insurance.

In addition, under his employment agreement, the Company will grant to Mr. Boris a restricted stock award of 250,000 shares of Common Stock, as soon as possible after adoption of an Equity Incentive Plan, with 50,000 of such restricted shares vesting immediately upon grant.  The remaining shares of Mr. Shin’s restricted stock award vest according to the following schedule: 50,000 shares vest on December 31, 2010; 75,000 shares on December 31, 2011; and 75,000 shares on December 31, 2012. Notwithstanding the forgoing, provided that if, at any time prior to December 31, 2010, the price of the Company’s Common Stock closes above $0.20 per share for a period of 30 consecutive trading days, then 75,000 of such shares will immediately vest; and 50,000 shares vest on December 31, 2011, provided that if, at any time prior to December 31, 2011, the price of the Company’s Common Stock closes above $0.35 per share for a period of 30 consecutive trading days, then 25,000 of such shares will immediately vest.  All unvested shares will immediately vest on the date of a change in control.

The Employment Agreements contain change in control provisions which are designed to reduce the distraction of our executive officers that might otherwise arise from the personal uncertainties caused by a change in control and to encourage the executive’s full attention and dedication to the Company.  On the date of a change in control, the executive will be entitled to the immediate vesting of any and all restricted stock that executive holds at that time.  Under the Employment Agreement, a “Change in Control” is generally determined to have occurred if:

•	a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company;

•
the Company shall be merged, consolidated or reorganized with another corporation, partnership or other entity, and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities of the surviving or resulting corporation, partnership or other entity shall be owned in the aggregated by the shareholders of the Company, as determined immediately prior to the consummation of such merger, consolidation or reorganization;

•	the Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary or affiliate in a single transaction or a series of related transactions; or

•
a person, within the meaning of Section 3(a)(9) or Section 13d(3) of the Exchange Act, other than any executive benefit plan then maintained by the Company, shall acquire more than 30% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

The Employment Agreements also provide for certain payments to be made to the executives upon the termination of his employment with the Company.  In determining the amount of severance to be paid, there must be a determination as to whether such termination was for “cause” or “good reason.”  The Employment Agreement defines “cause” to include:

•	habitual neglect of or deliberate or intentional refusal to perform any of his duties or obligations under the Employment Agreement;

•	fraudulent or criminal activities;

•	any grossly negligent act or omission;

•	deliberate breach of Company rules resulting in a material loss or damage to the Company; and

•	his failure to fulfill annual performance goals and objectives.

The Employment Agreement defines “good reason” to include occurrences such as:

•	a material breach of the Employment Agreement by the Company;

•
the assignment of the executive without his consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as stated in the Employment Agreement; and

•	any reduction in the executive’s annual salary without such executive’s consent.

If the executive’s employment is terminated for “cause” or by reason of his death, the Employment Agreement, subject to certain restrictions, entitles the executive to a lump sum payment of twelve months of his annual base salary. Upon the termination of the executive’s employment by the Company without “cause”, or by the executive with “good reason,” the Employment Agreement, subject to certain restrictions, entitles the executive to a lump sum payment of equal to twelve months of his annual base salary.  The executive is also entitled to the immediate vesting of any stock options held by him at such time.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Employment Agreement dated effective as of July 26, 2010 between the Company and Adam Boris.

10.2	Employment Agreement dated effective as of July 23, 2010 between the Company and John Shin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 29, 2010	cMoney, Inc.

By:	/s/ William Watson

William Watson

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated effective as of July 26, 2010 between the Company and Adam Boris.
10.2	Employment Agreement dated effective as of July 23, 2010 between the Company and John Shin.